UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of report (Date of earliest event reported)

                                 October 7, 2005

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On October 7, 2005, VTEX Energy, Inc. and its wholly owned subsidiary, Viking International Petroleum, PLC, (collectively the "Company") entered into an agreement with Marathon Capital, LLC ("Marathon") and U.S. Energy Systems, Inc. ("USEY"), referred to collectively as the "Acquirors" pursuant to which the "Acquirors" will jointly acquire certain energy assets in the United Kingdom. The energy assets to be acquired include gas field licenses, (with proved recoverable gas reserves estimated to exceed 60 billion cubic feet), gas gathering and processing systems and a related gas turbine power plant. The gas field licenses are owned by Viking Petroleum UK Limited, an entity in which the Company has an approximate 26% ownership interest. The gas turbine plant has a capacity ranging from 40 to 45 megawatts.

     The Acquirors will organize an entity ("Newco") to acquire these assets. Twenty-five percent (25%) of Newco will be owned by each of Marathon and VTEX in consideration of their contribution of assets and/or services, and 50% will be owned by an entity USEY will organize ("Investco") in consideration of a capital contribution described below. USEY is obligated to make an equity contribution of up to $5 million in Investco, subject to reduction under certain circumstances as more fully described below. Investco will fund the expenses of the proposed acquisition and will contribute its capital, through Newco, toward the purchase price of the assets. Although Investco will initially be wholly owned by USEY, the Company and Marathon may elect, during the 60 days following the signing of this agreement, to invest up to $2 million in Investco and thereby acquire up to a combined 33.333% equity interest. Such investment would represent an approximate 10% to 20% premium over the investment made by USEY. USEY's obligation to contribute capital to Investco may be reduced by an amount equal to the investment made by or on behalf of the Company and Marathon

     Distributions from Newco will generally be 90% to Investco and 5% to each of the Company and Marathon until Investco recovers its investment in Newco plus interest at 12% per annum. Thereafter, Newco's distributions will be 50% to Investco and 25% to each of the Company and Marathon. Distributions from Investco will be made on a pro rata basis based on each member's equity ownership interest.

     It is anticipated that the aggregate purchase price for the assets will be approximately $60 million, of which $5 million will consist of the contributed capital into Investco. Additional funding of the acquisition is expected to consist of project financing secured by the acquired assets.

     The Company and the other parties to this agreement intend to negotiate additional documentation providing for their respective rights and obligations regarding their ownership interests in Newco and Investco, the proposed acquisition of these assets and the related financing arrangements. There can be no assurance that these assets will ultimately be acquired, or that the prosposed transaction will be profitable for the Company.


                                    SIGNATURE

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       VTEX ENERGY, INC.



Date: October 17, 2005            By:  /s/ Randal B. McDonald, Jr.
                                       ---------------------------
                                       Randal B. McDonald, Jr.
                                       Chief Financial Officer





                                       -2-

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                                                                    Exhibit 10.1




April 26, 2005




Mr. Eugene A. Noser, Jr. Old Jersey Oil Ventures, LLC 8 Sunset Drive Chatham, New Jersey, 07928

Dear Gene:

This letter will evidence our agreement to restructure the indebtedness of VTEX Energy, Inc. (VTEX) to Old Jersey Oil Ventures, LLC ("OJOV"). Currently, VTEX is indebted to OJOV pursuant to a Credit Agreement, a production payment and unsecured advances as well as accrued interest. It is our intent effective April 30, 2005 that all indebtedness of VTEX shall be restructured, placed under the Credit Agreement and secured by the collateral currently pledged pursuant to the Credit Agreement. The Credit Agreement shall be restructured to require accrual of interest for six months, payment of interest only for one year and repayment of principal and interest over the next four years. We both agree to execute appropriate documentation to implement this agreement.

If this is your understanding of our agreement, please execute in the space provided.

Thank you for your continued support.

Very truly yours,
VTEX ENERGY, INC.                   OLD JERSEY OIL VENTURES, LLC




Stephen Noser                       Eugene A. Noser, Jr.
President                           President


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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
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VTEX ANNOUNCES RESTUCTURING OF OVER $3 MILLION IN DEBT


HOUSTON - May 3, 2005 - VTEX Energy, Inc. (OTC Bulletin Board: VXEN) announced it reached agreement with its primary senior, secured lender, Old Jersey Oil Ventures, Inc., to consolidate and restructure in excess of $3 million in debt. This agreement will consolidate into a single secured facility, debt currently classified as a line of credit from a related party ($1.8 million), a production payment from a related party ($0.9 million) and a portion of advances from related parties and accrued interest ($0.9 million). This new facility will accrue interest for the first six months, with interest only payable over the next year. Thereafter, interest and principal will be amortized over the following four years.


"The effect of this agreement is to move $3.6 million of our short term debt and accrued interest to long term debt," said Stephen Noser, President of VTEX. "It is a major step forward in our efforts to improve the Company's financial condition."


VTEX Energy, Inc. is a Houston based, independent energy company, engaged in the acquisition, development and production of oil and natural gas reserves. The Company currently has two properties, Bateman Lake Field located in St. Mary's Parish, Louisiana, and Mustang Island Field located offshore Kleberg County, Texas.

This press release includes  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

For  more  information  contact  investor   relations:   VTEX  Energy,  Inc.  at
713-773-3284.